Exhibit 14.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form N-14 of Money Market Obligations Trust) of our report dated August 20, 1996, included in the Automated Cash Management Trust Financial Statements as of July 31, 1996, included in or made part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
October 9, 1996